Exhibit 1.1

CSX CORPORATION

$300,000,000 5.050% Notes due 2035

UNDERWRITING AGREEMENT

Dated: October 20, 2025

CSX CORPORATION

$300,000,000 5.050% Notes due 2035

UNDERWRITING AGREEMENT

October 20, 2025

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

UBS Securities LLC

As Representatives of the several Underwriters named in Schedule II hereto

c/o          Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

CSX CORPORATION, a Virginia corporation (the “Company”), proposes to issue and sell to the parties named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), $300,000,000 additional principal amount of its 5.050% Notes due 2035 (the “Notes”). The Notes are to be issued under an indenture dated as of August 1, 1990, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998, the Fourth Supplemental Indenture dated as of October 30, 2001, the Fifth Supplemental Indenture dated as of October 27, 2003, the Sixth Supplemental Indenture dated as of September 23, 2004, the Seventh Supplemental Indenture dated as of April 25, 2007, the Eighth Supplemental Indenture dated as of March 24, 2010, the Ninth Supplemental Indenture dated as of February 12, 2019, the Tenth Supplemental Indenture, dated as of December 10, 2020 and the Eleventh Supplemental Indenture, dated July 28, 2022 (collectively, the “Indenture”). The Notes will constitute a further issuance of, and will form a single series with, the Company’s outstanding 5.050% Notes due 2035 issued on March 10, 2025 in the original principal amount of $600,000,000.

In connection with the sale of the Notes, the Company, along with CSX Transportation, Inc. and CSX Capital Trust I has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3ASR (Registration No. 333-285319) for the registration of debt securities (including the Notes), warrants, preferred stock, common stock, depositary shares, purchase contracts and units of the Company, debt securities of CSX Transportation, Inc., guarantees of debt securities of CSX Transportation, Inc., trust preferred securities of CSX Capital Trust I, and guarantees of trust preferred securities of CSX Capital Trust I, under the Securities Act of 1933, as amended (the “Securities Act”), which registration statement became effective upon filing under Rule 462(e) under the Securities Act. Such Registration Statement covers the registration of the Notes under the Securities Act. Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act (as defined in Section 1(b) hereof) on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  The Company hereby confirms that it has authorized the use of the Base Prospectus, any Preliminary Prospectus and the Final Prospectus, and any amendment or supplement thereto, in connection with the offer and sale of the Notes by the Underwriters.  Certain terms used herein are defined in Section 18 hereof.

1.       Representations and Warranties.  The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Any reference to persons acting on behalf of the Company does not include any of the Underwriters, with respect to whom the Company makes no representation.

(a)       The Company meets the requirements for use of Form S-3ASR under the Securities Act and has prepared and filed with the Commission an automatic shelf registration statement as defined in Rule 405, on Form S-3ASR, including a related Base Prospectus, for registration under the Securities Act of the offering and sale of the Notes.  Such Registration Statement, including any amendments thereto filed prior to the Applicable Time, has become effective.  The Company may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Notes, each of which has previously been electronically furnished to you.  The Company will file with the Commission a final prospectus supplement relating to the Notes in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Securities Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Applicable Time or, to the extent not completed at the Applicable Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Company has advised you, prior to the Applicable Time, will be included or made therein.  The Registration Statement, at the Applicable Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)       On the Effective Date, the Registration Statement did, and the Final Prospectus (and any supplement thereto), as of its date and on the Closing Date (as defined in Section 3 hereof), will, comply in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Trust Indenture Act of 1939, as amended (the “TIA”), and the rules and regulations of the Commission promulgated thereunder.  On the Effective Date, the Registration Statement did not, and will not, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  On the Effective Date and on the Closing Date, the Indenture did or will comply in all material respects with the applicable requirements of the TIA and the rules thereunder.  On the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the TIA of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriters consists of the information described as such in Section 7(b) hereof.

(c)       As of the Applicable Time, (i) the Disclosure Package and (ii) each electronic roadshow when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(d)       (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the Applicable Time (with such date being used as the determination date for purposes of this clause (iv)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Company agrees to pay the fees required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)       (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Applicable Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(f)       Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 4(I)(c) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof.

(g)       Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Final Prospectus, except as may otherwise be stated therein or contemplated thereby, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(h)       The Company, or any of its subsidiaries or affiliates, have not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Notes (other than any stabilization done by the Underwriters, as to which the Company makes no representation).

(i)       The Company is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), without taking account of any exemption arising out of the number of holders of the Company’s securities.

(j)       The information, if any, provided by the Company pursuant to Section 4(I)(g) hereof will not, at the date thereof, contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(k)       This Agreement has been duly authorized, executed and delivered by the Company.

(l)       The Indenture has been duly authorized, executed and delivered by the Company; the Indenture (assuming that the Indenture has been duly authorized, executed and delivered by the Trustee) constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; the Notes have been duly authorized, and when executed, issued and delivered by the Company and authenticated in the manner provided in the Indenture, will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Notes conform to the description thereof contained in the Disclosure Package and the Final Prospectus.

(m)       No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except for a filing of any Preliminary Prospectus and the Final Prospectus under Rule 424(b) of the Securities Act and such as may be required under state securities laws.

(n)       The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary (as defined below) of the Company or any of their properties or any agreement or instrument to which the Company or any Significant Subsidiary of the Company is a party or by which the Company or any Significant Subsidiary of the Company is bound or to which any of the properties of the Company or any Significant Subsidiary of the Company is subject, or the charter, by-laws or operating agreement, as the case may be, of the Company or any Significant Subsidiary of the Company.

(o)       The Company has implemented and maintains in effect policies and procedures designed to ensure compliance by the Company, its subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Company, its subsidiaries and their respective officers and employees, and to the knowledge of the Company, its directors and agents are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (i) the Company, any subsidiary or, to the knowledge of the Company or such subsidiary, any of their respective directors, officers or employees, or (ii) to the knowledge of the Company, any agent of the Company or any subsidiary that will act in any capacity in connection with or benefit from the offering of the Notes, is a Sanctioned Person. No part of the proceeds of this offering will be used to violate Anti-Corruption Laws or applicable Sanctions.

2.       Purchase and Sale.  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, the aggregate principal amounts of the Notes as set forth opposite each Underwriter’s name in Schedule II hereto at a purchase price equal to 102.419% of the principal amount of the Notes, plus accrued interest from June 15, 2025 to the Closing Date.

3.       Delivery and Payment.  Delivery of and payment for the Notes shall be made at 10:00 A.M. (New York City time) on October 23, 2025, or such later date (not later than seven full Business Days thereafter) as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 8 hereof (such date and time of delivery and payment being herein called the “Closing Date”).  Delivery of the Notes shall be made to the Representatives for the respective accounts of the Underwriters against payment by the Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer of federal funds or other immediately available funds or in such other manner of payment as may be agreed by the Company and the Representatives.

Delivery of any Notes to be issued in definitive certificated form shall be made on the Closing Date at such location, and in such names and denominations, as the Representatives shall designate at least one Business Day in advance of the Closing Date.  The Company agrees to have the Notes available for inspection, checking and packaging by the Representatives in New York, New York, not later than 1:00 P.M. on the Business Day prior to the Closing Date.  The closing for the purchase and sale of the Notes shall occur at the office of Allen Overy Shearman Sterling US LLP, 599 Lexington Avenue, New York, New York 10022 (“Counsel for the Underwriters”) or such other place as the parties hereto shall agree.

The Notes will be issued in the form of fully registered global Notes. The Notes will be issued in denominations of $2,000 and integral multiples of $1,000 in excess thereof, all of which will be deposited with, or in accordance with the instructions of, The Depository Trust Company, New York, New York (“DTC”) and registered in the name of DTC’s nominee.  Except as provided in the Indenture, beneficial owners of the Notes will not have the right to have the Notes registered in their names, will not receive or be entitled to receive physical delivery of such Notes, and will not be considered the owners or holders thereof under the Indenture.

4.       Agreements.  (I) The Company agrees with each Underwriter that:

(a)       The Company will furnish to each Underwriter and to Counsel for the Underwriters, without charge, during the period referred to in paragraph (e) below, as many copies of each of the Preliminary Prospectus, any Issuer Free Writing Prospectus and any amendments and supplements thereto (to be delivered electronically) and the Final Prospectus as they may reasonably request.  The Company will pay the expenses of printing or other production of all documents relating to the offering.

(b)       Prior to the termination of the offering of the Notes, the Company will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Notes, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(c)       To prepare a final term sheet, in the form of Schedule I hereto, containing solely a description of final terms of the Notes and the offering thereof, in a form approved by you and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)       If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of circumstances under which they were made at such time not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(e)       If at any time prior to the earlier of (i) completion of the sale of the Notes by the Underwriters (as determined by the Representatives) or (ii) six months from the date hereof, any event occurs as a result of which the Final Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Final Prospectus (including any document incorporated by reference therein which was filed under the Exchange Act) to comply with the Exchange Act or the rules thereunder or other applicable law, including in connection with the use or delivery of the Final Prospectus, the Company will promptly notify the Representatives of the same and, subject to the requirements of paragraph (b) of this Section 4, will prepare and provide to the Representatives pursuant to paragraph (a) of this Section 4 an amendment or supplement which will correct such statement or omission or effect such compliance and, if such an amendment or supplement is required to be filed under the Exchange Act and is to be incorporated by reference in the Final Prospectus, will file such amendment or supplement with the Commission.  The Representatives will promptly advise the Company, in writing, of the completion of the initial distribution of the Notes.

(f)       The Company will, during the period when the Final Prospectus is required to be delivered under the Securities Act and during which the Company is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, timely file all Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any other reports, statements, documents, registrations, filings or submissions required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act.

(g)       The Company will make generally available to its security holders as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in such Rule 158) of the Registration Statement.

(h)       The Company will cooperate with the Representatives and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through DTC.

(i)       The Company agrees that, unless it has obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained the prior written consent of the Company, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433, other than the information contained in the final term sheet prepared and filed pursuant to Section 4(I)(c) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

5.       Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein at the date and time that this Agreement is executed and delivered by the parties hereto, at the Applicable Time, and at the Closing Date and to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)       The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 4(I)(c) hereto, and any other material required to be filed by the Company pursuant to Rule 433(d) under the Securities Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)       The Company shall have furnished to the Underwriters the opinion of Hunton Andrews Kurth LLP, local counsel for the Company, dated the Closing Date, to the effect that:

(i)       The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus; and

(ii)       Each significant subsidiary as defined in Rule 405 of Regulation C under the Securities Act (each a “Significant Subsidiary”) of the Company has been duly incorporated or formed, as the case may be, and is validly existing as a corporation or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, has organizational power and authority to own, lease and operate its properties and conduct its business as described in the Disclosure Package and the Final Prospectus.

(c)       The Company shall have furnished to the Underwriters the opinion of the Executive Vice President, Chief Legal Officer and Corporate Secretary, the General Counsel or an Associate General Counsel of the Company, dated the Closing Date, to the effect that:

(i)       The Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which it owns or leases substantial properties or in which the conduct of its business requires such qualification except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

(ii)       To the best of such counsel’s knowledge, each Significant Subsidiary of the Company is duly qualified as a foreign corporation or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing would not have a material adverse effect on the Company and its subsidiaries, considered as one enterprise; all of the issued and outstanding capital stock or membership interests, as the case may be, of each Significant Subsidiary has been duly authorized and validly issued, is fully paid and nonassessable, and, except for directors’ qualifying shares, if any, is owned, directly or indirectly, by the Company free and clear of any mortgage, pledge, lien, encumbrance, claim or equity, except as would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries, considered as one enterprise;

(iii)       This Agreement and the Indenture have been duly authorized, executed and delivered by the Company;

(iv)        No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated herein, except for a filing of any Preliminary Prospectus or the Final Prospectus under Rule 424(b) of the Securities Act and such as may be required under state securities laws;

(v)       The execution, delivery and performance of this Agreement and the issuance and sale of the Notes and compliance with the terms and provisions thereof will not result in a material breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any Significant Subsidiary or any of their properties or, to the best of such counsel’s knowledge, any agreement or instrument to which the Company or any of its Significant Subsidiaries is a party or by which the Company or any Significant Subsidiary is bound or to which any of the properties of the Company or any Significant Subsidiary is subject, or the charter, bylaws or operating agreement, as the case may be, of the Company or any Significant Subsidiary;

(vi)       The Company has full power and authority to authorize, issue and sell the Notes as contemplated by this Agreement, and the Notes have been duly authorized, executed and delivered by the Company; and

(vii)       Each document filed pursuant to the Exchange Act and incorporated by reference in the Disclosure Package and the Final Prospectus complied when filed as to form in all material respects with the Exchange Act and the rules and regulations promulgated thereunder.

In addition, such counsel shall state that he or she has, or persons under his or her supervision have, participated in conferences with officers and other representatives of the Company, representatives of Ernst & Young LLP, independent auditors for the Company, the Representatives and Counsel for the Underwriters, at which the contents of the Registration Statement and any Preliminary Prospectus, the Disclosure Package or the Final Prospectus and any amendment thereof or supplement thereto and related matters were discussed, and, although such counsel has not undertaken to investigate or verify independently, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or any Preliminary Prospectus or the Final Prospectus or any amendment thereof or supplement thereto, no facts have come to the attention of such counsel that would lead such counsel to believe (A) that the Registration Statement (other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, and Form T-1, in each case as to which no opinion need be given), at the Applicable Time, contained any untrue statement of a material fact, or omitted to state a material fact necessary in order to make the statements therein not misleading or (B) that (i) the Disclosure Package, as of the Applicable Time, and (ii) the Final Prospectus, as amended or supplemented as of its date or as of the Closing Date (in each case, other than the historical, pro forma, projected or other financial statements, information and data and statistical information and data included or incorporated by reference therein or omitted therefrom, in each case as to which no opinion need be given), included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Except as otherwise set forth herein, all references in this Section 5(c) to the Final Prospectus shall be deemed to include any amendment or supplement thereto at the Closing Date.

(d)       The Company shall have furnished to the Underwriters the opinion and negative assurance letter of Davis Polk & Wardwell LLP, counsel for the Company, dated the Closing Date, substantially in the form set forth in Exhibits A and B attached hereto.

(e)       The Representatives shall have received from Counsel for the Underwriters such opinion and negative assurance letter, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Disclosure Package and the Final Prospectus (as amended or supplemented at the Closing Date) and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.  In rendering such opinion, Counsel for the Underwriters may rely as to all matters governed by Virginia law on those covered in the opinion of the Hunton Andrews Kurth LLP, local counsel for the Company, referred to above.

(f)       The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer, President or any Vice President and another person who is the principal financial or accounting officer of the Company, or, in their absence, other proper officers of the Company satisfactory to the Representatives, dated the Closing Date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package, the Final Prospectus, any amendment or supplement thereto and this Agreement and that, to the best of their knowledge after reasonable investigation:

(i)       the representations and warranties of the Company in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on and as of such date, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; and

(ii)       since the date of the most recent financial statements incorporated by reference in the Disclosure Package and the Final Prospectus, there has been no material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries considered as one enterprise, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof) or as described in such certificate.

(g)       At the Applicable Time and at the Closing Date, Ernst & Young LLP shall have furnished to the Representatives letters, dated respectively as of the Applicable Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, Preliminary Prospectus and Final Prospectus.

(h)       Subsequent to the Applicable Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Final Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letters referred to in paragraph (f) of this Section 5 or (ii) any change, or any development involving a prospective change, in or affecting the business or properties of the Company and its subsidiaries, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

(i)       Subsequent to the Applicable Time, there shall not have been any decrease in the rating of any of the Company’s debt securities by Moody’s Investors Service, Inc., Fitch Ratings Inc. or Standard & Poor’s Ratings Group or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)       Prior to the Closing Date, the Company shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and Counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder with respect to the Notes may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or telefax confirmed in writing.

The documents required to be delivered by this Section 5 will be delivered at the office of Counsel for the Underwriters, at 599 Lexington Avenue, New York, New York 10022, or such other place as the parties hereto shall agree, on the Closing Date.

6.       Reimbursement of Expenses.  If the sale of the Notes provided for herein is not consummated because of cancellation by the Representatives pursuant to Section 5 hereof, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of the Company to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters in payment for the Notes on the Closing Date, the Company will reimburse the Underwriters severally upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of Counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes.

7.       Indemnification and Contribution.  (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees, affiliates and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Notes, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 4(I)(c) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriters through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability the Company may otherwise have.

(b)       Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, its directors, its officers, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Company and each Underwriter acknowledge that the statements set forth in the fourth paragraph, sixth paragraph, eighth paragraph, ninth paragraph and tenth paragraph of text under the heading “Underwriting” in the Preliminary Prospectus and the fourth paragraph, sixth paragraph, eighth paragraph, ninth paragraph and tenth paragraph of text under the heading “Underwriting” in the Final Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters for inclusion in the Preliminary Prospectus or the Final Prospectus (or in any amendment or supplement thereto).

(c)       Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel); however, the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel only if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded upon advice of counsel that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.  An indemnifying party shall not be liable under this Section 7 to any indemnified party regarding any settlement or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action)  unless such settlement, compromise, or consent is consented to by such indemnifying party, which consent shall not be unreasonably withheld.

(d)       If the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and by the Underwriters from the offering of the Notes.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses), and benefits received by the Underwriters shall be deemed to be equal to the total purchase discounts and commissions received by the Underwriters from the Company in connection with the purchase of the Notes hereunder, in each case as set forth on the cover page of the Final Prospectus.  Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective purchase obligations and not joint.  For purposes of this Section 7, each person who controls an Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each officer and director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).  Notwithstanding the provisions of this paragraph (d), in no case shall any Underwriter (except as may be provided in any agreement among the Underwriters relating to the offering of the Notes) be responsible for any amount in excess of the purchase discount or commission applicable to the Notes purchased by such Underwriter hereunder, in each case as set forth on the cover page of the Final Prospectus.

8.       Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Notes agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Notes set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining Underwriters) the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that if the aggregate principal amount of Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Notes set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Notes, and if such non-defaulting Underwriters do not purchase all the Notes within 36 hours of such default, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company except as otherwise provided in Section 10.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Final Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or to any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.       Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Notes, if prior to such time (i) there shall have occurred any change, or any development involving a prospective change, in or affecting particularly the business or properties of the Company or its subsidiaries which, in the judgment of the Representatives, materially impairs the investment quality of the Notes, (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating), (iii) trading in any of the Company’s securities shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited or minimum prices shall have been established on such exchange, (iv) a banking moratorium shall have been declared either by federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Notes as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereof or thereto after the date hereof).

10.       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Notes.  The provisions of Sections 6 and 7 hereof shall survive the termination or cancellation of this Agreement.

11.       Fees, Expenses.  The Company covenants and agrees with the Representatives that the Company will pay or cause to be paid the following:  (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Notes and all other expenses in connection with the preparation and printing of the Final Prospectus and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters; (ii) the cost of printing or other production of all documents relating to the offering, purchase, sale and delivery of the Notes as provided in Section 4(I)(a); (iii) any fees charged by securities rating services for rating the Notes; (iv) the cost of preparing the Notes; (v) the fees and expenses of the Trustee and any agent of the Trustee and the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes; (vi) any fees charged by DTC; (vii) all expenses in connection with the qualification of the Notes for offering and sale under state and Canadian securities laws, including the fees and disbursements of Counsel for the Underwriters in connection with such qualification and in connection with Blue Sky and Legal Investment Survey and Canadian offering documents; (viii) any stamp or transfer taxes in connection with the original issuance and sale of the Notes; and (ix) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section 11.  It is understood, however, that except as provided in Sections 6 and 11 hereof, the Underwriters will pay all of their own costs and expenses, including the fees, disbursements and expenses of their counsel and any marketing expenses connected with any offers they may make.

12.       Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed and confirmed to them, care of (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, Facsimile: (646) 291-1469, (ii) J.P. Morgan Securities LLC, 270 Park Avenue, New York, New York 10017, Attention: Investment Grade Syndicate Desk, 3rd floor, Facsimile: (212) 834-6081 or (iii) UBS Securities LLC, 11 Madison Avenue, New York, New York 10010, Attention: Fixed Income Syndicate, Telephone: (203) 719-1088, or, if sent to the Company, will be mailed, delivered or telefaxed and confirmed to it at CSX Corporation, 500 Water Street, 15th Floor, Jacksonville, Florida 32202, attention: Sean Pelkey, Executive Vice President and Chief Financial Officer, telefax number (904) 359-1404.

13.       Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

14.       Applicable Law.  This Agreement will be governed by and construed in accordance with the laws of the State of New York.

15.       No Fiduciary Duty.  The Company hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, and does not constitute a recommendation, investment advice or solicitation of any action by the Underwriters, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity.  Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto. None of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

16.       Counterparts.  This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original, but all such counterparts will together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

17.       Headings.  The section headings are for convenience only and shall not affect the construction hereof.

18.       Definitions.  The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company or its subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Time” shall mean 2:50 P.M. (New York City time) on October 20, 2025 or such other time as agreed by the Company and the Representatives.

“Base Prospectus” shall mean the base prospectus referred to in Section 1(a) above contained in the Registration Statement at the Applicable Time.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York, New York are authorized or obligated by law, executive order or regulation to close.

“Disclosure Package” shall mean (i) the Preliminary Prospectus most recently distributed generally to investors prior to the Applicable Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iii) the final term sheet prepared and filed pursuant to Section 4(I)(c) hereto, identified in Schedule I hereto, if any, and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or become effective, and each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) under the Securities Act.

“Final Prospectus” shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Applicable Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in Section 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement referred to in Section 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Securities Act.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State.

“Sanctioned Country” means, at any time, a country, region or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, (b) any person operating, organized or resident in a Sanctioned Country or (c) any person more than 50% owned or controlled by any such person or persons described in the foregoing clauses (a) and (b).

19.       Recognition of the U.S. Special Resolution Regimes.

(a)       In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(b)       In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 19, the following terms shall have the respective meanings set out below:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Agreement and your acceptance shall represent a binding agreement between the Company and the Underwriters.

Very truly yours,

CSX CORPORATION

By:	/s/ Sean R. Pelkey
	Name:	Sean R. Pelkey
	Title:	Executive Vice President and Chief Financial Officer

[CSX Corporation – Underwriting Agreement Signature Page]

The foregoing Agreement is hereby

confirmed and accepted as of the

date first above written.

Citigroup Global Markets Inc.

By:	/s/ Adam D. Bordner
Name:	Adam D. Bordner
Title:	Managing Director

J.P. Morgan Securities LLC

By:	/s/ Som Bhattacharyya
Name:	Som Bhattacharyya
Title:	Executive Director

UBS Securities LLC

By:	/s/ Bob McMinn
Name:	Bob McMinn
Title:	Vice Chairman, Debt Capital Markets

By:	/s/ Igor Grinberg
Name:	Igor Grinberg
Title:	Managing Director, Investment Grade Syndicate

For themselves and the other Underwriters named in

Schedule II to the foregoing Agreement

[CSX Corporation – Underwriting Agreement Signature Page]

Schedule I

CSX Corporation
PRICING TERM SHEET

October 20, 2025

$300,000,000 5.050% Notes due 2035 (the “Notes”)
Issuer:	CSX Corporation
Expected Ratings*:	[Reserved]
Security:	5.050% Notes due 2035
Size:	$300,000,000 (to become immediately fungible upon the Settlement Date with the outstanding $600,000,000 principal amount of 5.050% Notes due 2035 issued on March 10, 2025)
Maturity Date:	June 15, 2035
Coupon:	5.050%
Interest Payment Dates:	June 15 and December 15 of each year, commencing on December 15, 2025
Price to Public:	103.069% (plus accrued interest from June 15, 2025 to the Settlement Date in an aggregate amount of $5,386,666.67, assuming the Settlement Date is October 23, 2025)
Benchmark Treasury:	4.250% due August 15, 2035
Benchmark Treasury Price and Yield:	102-02; 3.993%
Spread to Benchmark Treasury:	+ 65 bps
Re-Offer Yield:	4.643%
Make-Whole Call:	T+15 bps
Par Call:	Within three months prior to the maturity date
Trade Date:	October 20, 2025
Expected Settlement Date**:	October 23, 2025 (T+3)
CUSIP / ISIN:	126408 HZ9 / US126408HZ94
Joint Book-Running Managers:	Citigroup Global Markets Inc. J.P. Morgan Securities LLC UBS Securities LLC
Senior Co-Managers:	Barclays Capital Inc. BofA Securities, Inc. CIBC World Markets Corp. Mizuho Securities USA LLC Morgan Stanley & Co. LLC
Co-Managers:	PNC Capital Markets LLC Siebert Williams Shank & Co., LLC

Sch. I-1

*Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

**We expect that delivery of the Notes will be made against payment therefor on or about October 23, 2025, which will be the third business day after the date hereof. Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day (T+1), unless the parties to a trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to one business day before delivery of the Notes will be required by virtue of the fact that the Notes initially will settle in three business days (T+3) to specify alternative settlement arrangements to prevent a failed settlement. Such purchasers should consult their own advisors in this regard.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and the related prospectus supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146; J.P. Morgan Securities LLC collect at 1-212-834-4533 or UBS Securities LLC toll-free at 1-833-481-0269.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

Sch. I-2

Schedule II

$300,000,000 5.050% Notes due 2035

Principal Amount of The Notes to be Purchased

Underwriters
Citigroup Global Markets Inc.	$ 69,000,000
J.P. Morgan Securities LLC	69,000,000
UBS Securities LLC	69,000,000
Barclays Capital Inc.	15,600,000
BofA Securities, Inc.	15,600,000
CIBC World Markets Corp.	15,600,000
Mizuho Securities USA LLC	15,600,000
Morgan Stanley & Co. LLC	15,600,000
PNC Capital Markets LLC	7,500,000
Siebert Williams Shank & Co., LLC	7,500,000
Total	$ 300,000,000

Sch. II

Schedule III

Schedule of Free Writing Prospectuses included in the Disclosure Package

Pricing Term Sheet dated October 20, 2025 (substantially in the form included in Schedule I)

Sch. III

Exhibit A

Davis Polk & Wardwell LLP Opinion

October 23, 2025

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

UBS Securities LLC

as Representatives of the several Underwriters named in Schedule II to the Underwriting Agreement referred to below

c/o

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We have acted as special counsel for CSX Corporation, a Virginia corporation (the “Company”), in connection with the Underwriting Agreement dated October 20, 2025 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $300,000,000 aggregate principal amount of its 5.050% Notes due 2035 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of August 1, 1990, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998, the Fourth Supplemental Indenture dated as of October 30, 2001, the Fifth Supplemental Indenture dated as of October 27, 2003, the Sixth Supplemental Indenture dated as of September 23, 2004, the Seventh Supplemental Indenture dated as of April 25, 2007, the Eighth Supplemental Indenture dated as of March 24, 2010, the Ninth Supplemental Indenture dated as of February 12, 2019, the Tenth Supplemental Indenture dated as of December 10, 2020 and the Eleventh Supplemental Indenture dated as of July 28, 2022 (collectively, the “Indenture”). The Securities will constitute a further issuance of, and will form a single series with, the Company’s outstanding 5.050% Notes due 2035 issued on March 10, 2025 in the original aggregate principal amount of $600,000,000. We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

Ex. A-1

We have also participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-285319) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated October 20, 2025 relating to the Securities, the pricing term sheet set forth in Schedule III to the Underwriting Agreement and the prospectus supplement dated October 20, 2025 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement became effective under the Act and the Indenture qualified with respect to the relevant Shelf Securities under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), upon the filing of the registration statement with the Commission on February 27, 2025 pursuant to Rule 462(e). To our knowledge, no stop order suspending the effectiveness of the registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated February 27, 2025 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company that we reviewed were and are accurate and (vii) all representations made by the Company as to matters of fact in the documents that we reviewed were and are accurate.

Ex. A-2

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1.	Assuming the due authorization, execution and delivery by the Company, the Indenture is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, provided that we express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law, (y) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

2.	Assuming the due authorization of the Securities by the Company, the Securities, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Securities are to be issued, provided that we express no opinion as to the (x) enforceability of any waiver of rights under any usury or stay law, (y) effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (z) validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

3.	The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

Ex. A-3

We have considered the statements included in the Prospectus under the captions “Description of Debt Securities” and “Description of Notes” insofar as they summarize provisions of the Indenture and the Securities. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Prospectus under the caption “Material U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, and subject to the qualifications, limitations and assumptions set forth therein, in our opinion fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (1) and (2) above, we have assumed that each party to the Indenture, the Securities and the Underwriting Agreement (collectively, the “Documents”) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company, and (ii) each Document (other than the Underwriting Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company).

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America, except that we express no opinion as to (i) any law, rule or regulation that is applicable to the Company, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate or (ii) any law, rule or regulation relating to national security. With respect to all matters of the laws of the Commonwealth of Virginia, you have received, and we understand you are relying upon, the opinion Hunton Andrews Kurth LLP, delivered to you today pursuant to the Underwriting Agreement. With respect to all matters of the laws of the State of Florida and the District of Columbia, you have received, and we understand you are relying upon, the opinion of Michael S. Burns, delivered to you today pursuant to the Underwriting Agreement.

This opinion is rendered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This opinion may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Ex. A-4

Exhibit B

Davis Polk & Wardwell LLP Negative Assurance Letter

October 23, 2025

Citigroup Global Markets Inc.

J.P. Morgan Securities LLC

UBS Securities LLC

as Representatives of the several Underwriters named in Schedule II to the Underwriting Agreement referred to below

c/o

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

J.P. Morgan Securities LLC

270 Park Avenue

New York, New York 10017

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

Ladies and Gentlemen:

We have acted as special counsel for CSX Corporation, a Virginia corporation (the “Company”), in connection with the Underwriting Agreement dated October 20, 2025 (the “Underwriting Agreement”) with you and the other several Underwriters named in Schedule II thereto under which you and such other Underwriters have severally agreed to purchase from the Company $300,000,000 aggregate principal amount of its 5.050% Notes due 2035 (the “Securities”). The Securities are to be issued pursuant to the provisions of the Indenture dated as of August 1, 1990, between the Company and The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.), successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank), as trustee (the “Trustee”), as supplemented and amended by the First Supplemental Indenture dated as of June 15, 1991, the Second Supplemental Indenture dated as of May 6, 1997, the Third Supplemental Indenture dated as of April 22, 1998, the Fourth Supplemental Indenture dated as of October 30, 2001, the Fifth Supplemental Indenture dated as of October 27, 2003, the Sixth Supplemental Indenture dated as of September 23, 2004, the Seventh Supplemental Indenture dated as of April 25, 2007, the Eighth Supplemental Indenture dated as of March 24, 2010, the Ninth Supplemental Indenture dated as of February 12, 2019, the Tenth Supplemental Indenture dated as of December 10, 2020 and the Eleventh Supplemental Indenture dated as of July 28, 2022 (collectively, the “Indenture”). The Securities will constitute a further issuance of, and will form a single series with, the Company’s outstanding 5.050% Notes due 2035 issued on March 10, 2025 in the original aggregate principal amount of $600,000,000.

Ex. B-1

We have participated in the preparation of the Company’s registration statement on Form S-3 (File No. 333-285319) (other than the documents incorporated by reference therein (the “Incorporated Documents”)) filed with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Act of 1933, as amended (the “Act”), relating to the registration of securities (the “Shelf Securities”) to be issued from time to time by the Company, the preliminary prospectus supplement dated October 20, 2025 (the “Preliminary Prospectus Supplement”) relating to the Securities, the pricing term sheet set forth in Schedule III to the Underwriting Agreement and the prospectus supplement dated October 20, 2025 relating to the Securities (the “Prospectus Supplement”), and have reviewed the Incorporated Documents. The registration statement at the date of the Underwriting Agreement, including the Incorporated Documents and the information deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Act, is hereinafter referred to as the “Registration Statement,” and the related prospectus (including the Incorporated Documents) dated February 27, 2025 relating to the Shelf Securities is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the Preliminary Prospectus Supplement, together with the pricing term sheet set forth in Schedule III to the Underwriting Agreement for the Securities, are hereinafter referred to as the “Disclosure Package.” The Basic Prospectus, as supplemented by the Prospectus Supplement, in the form first used to confirm sales of the Securities (or in the form first made available by the Company to the Underwriters to meet requests of purchasers of the Securities under Rule 173 under the Act), is hereinafter referred to as the “Prospectus.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

Ex. B-2

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Registration Statement, the Disclosure Package and the Prospectus are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York and the federal laws of the United States of America. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package or the Prospectus, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Prospectus under the captions “Description of the Debt Securities,” “Description of Notes” and “Material U.S. Federal Income Tax Considerations”). However, in the course of our acting as counsel to the Company in connection with the review of the Registration Statement, the Disclosure Package and the Prospectus, we have generally reviewed and discussed with your representatives and your counsel, including Virginia counsel Hunton Andrews Kurth LLP, and with certain officers and employees of, and independent public accountants for, the Company the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above:

(i)	the Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder; and

(ii)	nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Securities:

(a)	on the date of the Underwriting Agreement, the Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)	at 2:50 P.M. New York City time on October 20, 2025, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)	the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the Disclosure Package, the Prospectus, or the Statement of Eligibility of the Trustee on Form T-1. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

Ex. B-3

This letter is delivered solely to you and the other several Underwriters in connection with the Underwriting Agreement. This letter may not be relied upon by you or the other several Underwriters for any other purpose or relied upon by any other person (including any person acquiring Securities from the several Underwriters) or furnished to any other person without our prior written consent.

Very truly yours,

Ex. B-4